Exhibit 99.2

SPX Completes Corporate Legal Structure Reorganization;

SPX Technologies, Inc. is Now the Publicly Traded Entity

CHARLOTTE, N.C., August 15, 2022 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (“SPX Technologies”) (NYSE:SPXC), as the successor registrant to SPX Corporation, announced today that it has finalized the reorganization of its corporate legal structure, pursuant to Section 251(g) of the Delaware General Corporation Law.

The reorganization included a tax-free merger of SPX Corporation with and into SPX Merger, LLC, a newly-formed Delaware limited liability company that is a subsidiary of a newly-formed Delaware corporation, SPX Technologies, Inc. As a result of the transaction, SPX Technologies has become the holding company for the SPX group of companies, and now will be the publicly traded entity. The SPX common stock will continue to trade on the NYSE on an uninterrupted basis with no change to the ticker symbol “SPXC.” The stock will trade under a new CUSIP (78473E 103).

The company anticipates multiple benefits from the transaction including a simpler and more efficient legal structure to accommodate growth through acquisitions and opportunities for more efficient management of legacy liabilities.

A current report on Form 8-K filed today by SPX Technologies with the Securities and Exchange Commission provides additional details related to the reorganization and SPX Technologies.

About SPX Technologies: SPX Technologies is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies has more than 3,100 employees in 15 countries. SPX Technologies is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Note: Certain statements in this press release, including with respect to the benefits of SPX Technologies' implementation of a reorganization of its corporate legal structure (“the Transaction”) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The company’s business operations and financial profile are subject to risks and uncertainties, including those identified in documents filed with the Securities and Exchange Commission by SPX Corporation, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties, including the following: the impact of the COVID-19 pandemic and governmental and other actions taken in response, including labor constraints and supply-chain disruptions; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to asbestos, environmental and other contingent liabilities; cyclical changes and specific industry events in the company’s markets; economic impacts from continued or escalating geopolitical tensions; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; domestic economic, political, legal, accounting and business developments adversely affecting the company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to the company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; uncertainties with respect to the expected benefits of the reorganization of its corporate legal structure; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies disclaims any responsibility to update or revise such statements, except as required by law.

SOURCE SPX Technologies.

Investor and Media Contacts:

Paul Clegg, VP, Investor Relations and Communications

Garrett Roelofs, Assistant Manager, Investor Relations

Phone: 980-474-3806

E-mail: spx.investor@spx.com

Source: SPX Technologies, Inc.